  As filed with the Securities and Exchange Commission on October 20, 1994

                                                 Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -------------


                      THE BEAR STEARNS COMPANIES INC.
           (Exact Name of Registrant as Specified in its Charter)


            Delaware                                  13-3286161
(State or Other Jurisdiction of             (I.R.S. Employer Identification
 Incorporation or Organization)                          No.)

                              245 Park Avenue
                          New York, New York 10167
                               (212) 272-2000
            (Address, Including Zip Code, and Telephone Number,
     including Area Code, of Registrant's Principal Executive Offices)

The Bear Stearns Companies Inc.             The Bear Stearns Companies Inc.
   Capital Accumulation Plan                     Performance Unit Plan
 For Senior Managing Directors               For Senior Managing Directors
      (Full Title of Plan)                       (Full Title of Plan)

                            William J. Montgoris
                          Chief Operating Officer
                        and Chief Financial Officer
                      The Bear Stearns Companies Inc.
                              245 Park Avenue
                          New York, New York 10167
                               (212) 272-2000
                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:

                           Dennis J. Block, Esq.
                           Weil, Gotshal & Manges
                              767 Fifth Avenue
                          New York, New York 10153
                               (212) 310-8000



                                               CALCULATION OF REGISTRATION FEE
                                                              Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities to      Amount to be      Offering Price Per    Aggregate Offering         Amount of
            be Registered                 Registered(1)            Unit(2)              Price(2)         Registration Fee(2)
Common Stock, par value $1.00 per
share . . . . . . . . . . . . . . . .        546,401              $15.6875            $8,571,665.69             $2,956

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York
Stock Exchange Composite Tape on October 18, 1994.

===========================================================================

                                Explanatory Note
                                ----------------
          This Registration Statement is being filed solely for purposes of registering the Shares for resale by the Selling Shareholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the Shares that have been acquired by the Selling Shareholders.

     REOFFER PROSPECTUS


                         THE BEAR STEARNS COMPANIES INC.

                    COMMON STOCK (PAR VALUE $1.00 PER SHARE)

      154,266 SHARES OF COMMON STOCK UNDER THE BEAR STEARNS COMPANIES INC.
             CAPITAL ACCUMULATION PLAN FOR SENIOR MANAGING DIRECTORS

      392,135 SHARES OF COMMON STOCK UNDER THE BEAR STEARNS COMPANIES INC.
               PERFORMANCE UNIT PLAN FOR SENIOR MANAGING DIRECTORS

          This Prospectus is being used in connection with the offering from time to time by certain officers and/or directors (the "Selling Shareholders") of The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), and/or its subsidiaries, of (i) up to 154,266 shares (the "CAP Shares") of common stock, par value $1.00 per share, of the Company (the "Common Stock"), which have been acquired by them pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors (the "CAP Plan") and (ii) up to 392,135 shares (the "PUP Shares", and together with the CAP Shares, the "Shares") of Common Stock, which have been acquired by them pursuant to the Company's Performance Unit Plan for Senior Managing Directors (the "PUP Plan", and together with the CAP Plan, the "Plans"). Unless the context indicates or requires otherwise, references in this Prospectus to the "Company" are to The Bear Stearns Companies Inc. and its subsidiaries.

          The Shares are being sold by the Selling Shareholders acting as principals for their own account. The Company will not be entitled to any of the proceeds from such sales.

          The Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange (the "NYSE"), in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

          The Selling Shareholders and any dealer acting in connection with the offering of any of the Shares or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

          Bear, Stearns & Co. Inc. ("Bear Stearns") and/or Bear, Stearns Securities Corp. ("BSSC"), subsidiaries of the Company, may act as a broker on behalf of one or more of the Selling Shareholders in connection with this offering and may receive fees or commissions in connection therewith (which fees or commissions are not expected to exceed those customary in the types of transactions involved). See "Plan of Distribution."

     REOFFER PROSPECTUS

          The Common Stock is traded on the NYSE. On October 19, 1994, the closing price of the Common Stock as reported on the NYSE Composite Tape was $15-3/4 per share.

                    ----------------------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    ----------------------------------------

                                OCTOBER 20, 1994

                              --------------------

          NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              --------------------
                                TABLE OF CONTENTS
                                                            PAGE
                                                            ----
     Available Information . . . . . . . . . . . . . . . .  3
     Incorporation of Certain Documents by Reference . . .  3
     The Company . . . . . . . . . . . . . . . . . . . . .  4
     Selling Shareholders  . . . . . . . . . . . . . . . .  4
     Plan of Distribution  . . . . . . . . . . . . . . . .  10
     Experts . . . . . . . . . . . . . . . . . . . . . . .  11















































     NYFS04...:\25\22625\0110\2322\FRM82294.K8H

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at the Northwestern Atrium Center, 500 West Madison, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders incorporated by reference therein) for the fiscal year ended June 30, 1994 (the "1994 Form 10-K") and (ii) the Current Report on Form 8-K dated October 18, 1994. The description of the Common Stock, which is registered under Section 12 of the Exchange Act, is set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985, is also hereby incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.

                            -------------------------

                                   THE COMPANY

          The Company is a holding company that, through its subsidiaries, principally Bear Stearns and BSSC, is a leading United States investment banking, securities trading and brokerage firm serving United States and foreign corporations, governments and institutional and individual investors. The business of the Company and its subsidiaries includes market-making and trading in corporate, United States government and agency, mortgage-related, asset-backed and municipal securities and trading in options, futures, foreign currencies, interest rate swaps and other derivative products; securities and commodities arbitrage; securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities, arranging for the private placement of securities, assisting in mergers and acquisitions and restructurings and providing other financial advisory services, including advising on, and participating in principal investments in, leveraged acquisitions; providing securities clearance services; specialist activities in securities on the floor of the New York Stock Exchange (the "NYSE"); customer financing activities; securities lending activities; fiduciary services; and providing other services, including real estate brokerage, investment management and advisory activities, and securities research.

          The Company's operations are conducted from its principal offices in New York City, from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco, from representative offices in Geneva, Hong Kong and Shanghai, through international subsidiaries in Frankfurt, Hong Kong, London and Paris, through a branch office in Tokyo and through joint ventures with other firms in Karachi, Madrid and Paris. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company's trust company subsidiary, Custodial Trust Company, operates from offices in Princeton, New Jersey.

          Bear Stearns and BSSC are broker-dealers registered with the Commission, futures commission merchants registered with the Commodity Futures Trading Commission, members of the NYSE and all other principal United States securities and commodities exchanges and members of the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association. Bear Stearns is also recognized as a "primary dealer" in United States government securities designated by the Federal Reserve Bank of New York.

          The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; its telephone number is (212) 272-2000.


                              SELLING SHAREHOLDERS

          This Prospectus relates to shares of Common Stock that have been acquired under the Plans by the Selling Shareholders. The address of each Selling Shareholder is c/o The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167.

          The Selling Shareholders are officers and/or directors of the Company and are Senior Managing Directors of Bear Stearns, except for Messrs. Bewkes and Geszel. The following table sets forth the name and principal position or positions over the past three years with the Company of each Selling Shareholder (other than such Selling Shareholder's position as a Senior Managing Director of Bear Stearns) and (a) the number of shares of Common Stock each Selling Shareholder beneficially owned as of October 1, 1994; (b) the number of shares of Common Stock acquired by each Selling Shareholder pursuant to the Plans and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Shareholder following this offering, assuming the sale pursuant to this offering of all Shares acquired by such Selling Shareholder pursuant to the Plan and registered hereby. There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered by them hereunder.

          This table reflects all Selling Shareholders who are eligible to resell and the number of Shares available to be resold by such Selling Shareholders. The table does not include 11,617,516.757 Shares underlying CAP Units (as hereinafter defined) credited to the Selling Shareholders under the CAP Plan because such Selling Shareholders neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within the next 60 days.

                                                                                                 Shares Beneficially
                                                            Shares         Shares Covered     Owned After this Offering
         Selling Shareholders and Principal              Beneficially         by this         -------------------------
         Positions with the Company                      Owned (1)(2)        Prospectus          Number         Percent
         ------------------------------------            ------------      -------------        --------       ---------
         Alan C. Greenberg                                1,497,483           17,943             1,479,540       1.32%
         [Chief Executive Officer of the Company
         and Bear Stearns until July 1993,
         Chairman of the Board of Directors of the
         Company and Bear Stearns and Chairman of
         the Executive Committee of the Board of
         Directors of the Company] (a)(b)

         James E. Cayne                                   3,476,907 (3)       30,216             3,446,691       3.08%
         [President of the Company and Bear
         Stearns, Chief Executive Officer of the
         Company and Bear Stearns since July 1993,
         and Chairman of the Management and
         Compensation Committee of the Board of
         Directors of the Company] (a)(b)(c)

         E. John Rosenwald                                  467,970 (4)       12,970               455,000           *
         [Vice Chairman of the Board of Directors
         of the Company] (a)

         Vincent J. Mattone                               1,506,151 (5)       16,314             1,489,837       1.33%
         [Executive Vice President of the Company
         and Bear Stearns] (a)(b)

         Alan D. Schwartz                                 1,062,305           18,256             1,044,049           *
         [Executive Vice President of the Company
         and Bear Stearns] (a)(b)(c)

         John C. Sites, Jr.                                 819,733           23,131               796,602           *
         [Executive Vice President of the Company
         and Bear Stearns] (a)(b)(c)

         Warren Spector                                     455,104           25,346               429,758           *
         [Executive Vice President of the Company
         and Bear Stearns since November 1992]
         (a)(b)(c)

         Michael L. Tarnopol                               1,160,664          10,994             1,149,670       1.02%
         [Executive Vice President of the Company
         and Bear Stearns] (a)(b)

         William J. Montgoris                               264,276            6,992               257,284           *
         [Chief Operating Officer of the Company
         and Bear Stearns since August 1993 and
         Chief Financial Officer of the Company
         and Bear Stearns] (a)(c)

         Michael Minikes                                    459,818 (6)        5,886               453,932           *
         [Treasurer of the Company and Bear
         Stearns] (a)

         Michael J. Abatemarco                               23,989              445                23,544           *
         [Controller and Assistant Secretary of
         the Company and Bear Stearns]


                                                                                                 Shares Beneficially
                                                            Shares         Shares Covered     Owned After this Offering
         Selling Shareholders and Principal              Beneficially         by this         -------------------------
         Positions with the Company                      Owned (1)(2)        Prospectus          Number         Percent
         ------------------------------------            ------------      -------------        --------       ---------

         Frederick B. Casey                                  15,238              903                14,335           *
         [Assistant Treasurer of the Company and
         Bear Stearns]

         Kenneth L. Edlow                                   563,434              626               562,808           *
         [Secretary of the Company and Bear
         Stearns]

         Edward Almeida                                      20,522            1,177                19,345           *

         Elliot Baim                                          9,693              618                 9,075           *

         Jonathan S. Barnett                                    625              625                     0           *

         Jeffrey C. Bernstein                                31,001            1,585                29,416           *

         E. Garrett Bewkes, III (a)                         206,707          134,604                72,103           *

         Damion Carufe                                        7,571              465                 7,106           *

         Vincent M. Cazzetta                                  3,007              191                 2,816           *

         Daniel A. Celentano                                 19,998            1,092                18,906           *

         Pasquale CeStaro, III                               13,721              563                13,158           *

         Peter Cherasia (a)                                  79,053            4,809                74,244           *

         Ralph R. Cioffi                                     17,625            6,528                11,097           *

         Barry J. Cohen                                     116,162            1,961               114,201           *

         Stephen M. Cunningham                               34,088            2,149                31,939           *

         Michael R. Dabney (a)                               52,992            2,744                50,248           *

         Steven M. Dantus                                   122,729            5,948               116,781           *

         Daniel R. Delahanty                                 33,576            1,776                31,800           *

         Peter Dixon                                          9,857              345                 9,512           *

         Peter M. Drittel                                     2,221            2,221                     0           *

         Howel T. Evans                                      21,458              722                20,736           *

         Kevin J. Finnerty (a)                               66,102            5,961                60,141           *

         Robert E. Foran                                      1,142            1,142                     0           *

         Peter B. Fox                                        23,827            1,637                22,190           *

         Michael B. Frankel                                  33,290            1,627                31,663           *

         Paul M. Friedman                                    19,262              959                18,303           *

         William Gangi                                       36,036            2,092                33,944           *

         Bruce E. Geismar                                   131,187            3,777               127,410           *

         Irving M. Geszel                                   441,462           12,802               428,660           *
         [Special Associate Director of Bear
         Stearns]

         David H. Glaser                                     11,683            1,096                10,587           *

         Daniel Glynn, Jr.                                       21               21                     0           *

         Richard N. Greenfield                               19,792            1,215                18,577           *

                                                                                                 Shares Beneficially
                                                            Shares         Shares Covered     Owned After this Offering
         Selling Shareholders and Principal              Beneficially         by this         -------------------------
         Positions with the Company                      Owned (1)(2)        Prospectus          Number         Percent
         ------------------------------------            ------------      -------------        --------       ---------

         Andrew E. Haas                                      88,515            1,645                86,870           *

         Richard Harriton (a)                               151,538            7,439               144,099           *

         Nancy E. Havens-Hasty (a)                          118,353 (7)        8,240               110,113           *

         William H. Hayden                                   30,128            1,921                28,207           *


                                                                                                 Shares Beneficially
                                                            Shares         Shares Covered     Owned After this Offering
         Selling Shareholders and Principal              Beneficially         by this         -------------------------
         Positions with the Company                      Owned (1)(2)        Prospectus          Number         Percent
         ------------------------------------            ------------      -------------        --------       ---------

         Michael Hyatt                                       53,062            1,400                51,662           *

         Jonathan Ilany (a)                                 192,274           11,269               181,005           *

         Robert B. Jackman                                  192,223            1,816               190,407           *

         William M. Jennings                                273,518            1,583               271,935           *

         Brian C. Jerome                                      4,789              305                 4,484           *

         Daniel L. Keating (a)                              176,968 (8)        3,107               173,861           *

         Frederick N. Khedouri                               13,411            1,263                12,148           *

         John Y. Koren                                       11,872              757                11,115           *

         Alan S. Kramer                                      30,701            1,986                28,715           *

         Ben W. Kuenemann                                    16,136            1,032                15,104           *

         Mark A. Kurland                                     17,779            1,134                16,645           *

         Richard S. Landau                                   53,283            3,408                49,875           *

         Curtis S. Lane                                      12,457            1,698                10,759           *

         Joe C. Leach                                        30,388            1,895                28,493           *

         Mark E. Lehman                                     119,229            3,000               116,229           *

         David A. Liebowitz (a)                             102,066            7,531                94,535           *

         Marshall J. Levinson                                   946              510                   436           *

         Bruce M. Lisman (a)                                195,551            5,175               190,376           *

         Roland N. Livney                                    85,678            5,438                80,240           *

         Michael A. Lorig                                    72,362            3,235                69,127           *

         Michael D. Luce                                     11,377            1,099                10,278           *

         Matthew J. Mancuso (a)                             140,531            6,691               133,840           *

         Thomas Marano                                       34,930            2,223                32,707           *

         Michael J. Margolis                                  2,260              881                 1,379           *

         James D. Marver                                     12,659              807                11,852           *

         George J. Mason                                     31,140            1,939                29,201           *

         Gilbert E. Matthews                                 39,884              774                39,110           *

         William D. McLaughlin                              188,005            1,505               186,500           *

         Jeffrey Mehl                                        75,318            2,948                72,370           *

         Richard L. Metrick                                   1,100            1,100                     0           *

         Donald R. Mullen (a)(c)                             57,422            3,662                53,760           *

         Brian V. Murray                                     13,239              304                12,935           *

         Steven B. Nakovich                                  81,370            1,507                79,863           *

         John F. Otto, Jr.                                   33,984            1,038                32,946           *

                                                                                                 Shares Beneficially
                                                            Shares         Shares Covered     Owned After this Offering
         Selling Shareholders and Principal              Beneficially         by this         -------------------------
         Positions with the Company                      Owned (1)(2)        Prospectus          Number         Percent
         ------------------------------------            ------------      -------------        --------       ---------

         Craig M. Overlander                                 53,933            3,724                50,209           *

         Arthur J. Pacheco                                    7,456              475                 6,981           *

         Jerome V. Paolillo                                   3,425            3,425                     0           *

         Aldo Parcesepe                                      66,695            3,649                63,046           *

         Terese D. Payne                                    118,393            5,571               112,822           *

         Jeffrey P. Reich                                     6,832            6,832                     0           *





                                                                                                 Shares Beneficially
                                                            Shares         Shares Covered     Owned After this Offering
         Selling Shareholders and Principal              Beneficially         by this         -------------------------
         Positions with the Company                      Owned (1)(2)        Prospectus          Number         Percent
         ------------------------------------            ------------      -------------        --------       ---------

         Joseph P. Riccardo                                  33,669            2,236                31,433           *

         R. Blaine Roberts (a)                              164,162 (9)        9,871               154,291           *

         Peter H. Rothschild                                 15,896            1,014                14,882           *

         Howard Rubin                                       145,115           10,939               134,176           *

         Milton B. Rubin                                     85,073            1,775                83,298           *

         Lewis A. Sachs                                      25,342            1,521                23,821           *

         Michael D. Sargent                                  52,089              886                51,203           *

         Joel S. Schlesinger                                  6,944              552                 6,392           *

         Theodore M. Serure                                  41,612            1,026                40,586           *

         George Spehar                                        8,257              468                 7,789           *

         Sheldon I. Stein                                     1,436            1,436                     0           *

         Robert Steinberg (a)(c)                          1,318,345 (10)       4,770             1,313,575       1.17%

         Lee C. Stewart                                      11,869            1,135                10,734           *

         Theodore H. Strauss                                 23,425              330                23,095           *

         Eli Wachtel                                         63,340            2,708                60,632           *

         Michael Winchell                                     8,901              649                 8,252           *

         Elliot K. Wolk                                     804,837 (11)       2,576               802,261           *

         Michael Zachman                                     10,513              206                10,307           *

         Uzi Zucker (a)                                     488,220            2,888               485,332           *






























        ______________________

        *   Less than one (1%) percent.
        (a) Member of the Board of Directors of the Company.
        (b) Member of the Executive Committee of the Company's Board of Directors.
        (c) Member of the Management and Compensation Committee of the Company's Board of Directors.

        1.  Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.  Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies
        Inc. Employee Stock Ownership Plans (the "ESOPs").  Shares owned by the ESOPs that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated.  Shares not allocated to employees' accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOPs in proportion to the manner in which allocated shares are directed to be voted by the employees.

        2.  Includes shares underlying units credited under the CAP Plan ("CAP Units") and shares underlying Earnings
        Units credited under the PUP Plan issued subsequent to October 1, 1994 and included in the column entitled
        "Shares Covered by This Prospectus".  Includes the maximum number of shares subject to purchase within 60 days of October 1, 1994 upon the exercise of stock options under The Bear Stearns Companies Inc. 1985 Option
        Plan as follows:  James E. Cayne - 85,319; Ralph Cioffi - 10,840; Barry J. Cohen - 47,470; Steven Dantus -
        23,064; Bruce E. Geismar - 21,966; Irving M. Geszel - 8,054; Alan C. Greenberg - 85,319; Michael Hyatt -
        14,648; Jonathan Ilany - 30,756; Don R. Kornstein - 38,023; Mark E. Lehman - 17,060; David A. Liebowitz -
        20,868; Bruce M. Lisman - 17,571; Matthew J. Mancuso - 48,331; Gilbert E. Matthews - 8,516; Vincent J.
        Mattone - 73,272; Jeffrey Mehl - 30,754; William J. Montgoris - 8,787; Steven B. Nakovich - 18,670; Teresa D.
        Payne - 29,354; Milton B. Rubin - 19,222; Alan D. Schwartz - 63,712; Warren Spector - 75,247; Robert
        Steinberg - 71,551; Michael L. Tarnopol - 74,579; Eli Wachtel - 22,148; Elliot K. Wolk - 46,379; Uzi Zucker -
        85,319.

        3.  Does not include 11,576 shares of Common Stock owned by Mr. Cayne's wife, as to which Mr. Cayne disclaims beneficial ownership.  Does not include 230,856 shares of Common Stock held by a trust established for Mr.
        Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership.

        4.  Does not include 838 shares of Common Stock owned by Mr. Rosenwald's wife, as to which shares
        Mr. Rosenwald disclaims beneficial ownership.

        5.  Does not include 1,405 shares of Common Stock owned by Mr. Mattone's wife, as to which shares Mr. Mattone disclaims beneficial ownership.

        6.  Does not include 1,399 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.  Does not include 2,205 shares of Common Stock owned by Mr. Minikes'
        children, as to which shares Mr. Minikes disclaims beneficial ownership.  Does not include 36,344 shares of
        Common Stock held by a trust established for Mr. Minikes' children with respect to which Mr. Minikes' wife acts as trustee and as to which shares Mr. Minikes disclaims beneficial ownership.

        7.  Does not include 352 shares of Common Stock owned by Ms. Havens-Hasty's husband, as to which shares Ms.
        Havens-Hasty disclaims beneficial ownership.

        8.  Includes 1,698 shares of Common Stock held by Mr. Keating as custodian for his children.

        9.  Does not include 261 shares of Common Stock owned by Mr. Roberts' wife, as to which shares Mr. Roberts disclaims beneficial ownership.

        10. Does not include 70,810 shares of Common Stock held by a trust established for Mr. Steinberg's children with respect to which Mr. Steinberg's wife acts as trustee and as to which shares Mr. Steinberg disclaims beneficial ownership.

        11. Includes 25,815 shares of Common Stock owned by a charitable foundation for which Mr. Wolk serves as
        President and director as to which shares Mr. Wolk disclaims beneficial ownership.


                              PLAN OF DISTRIBUTION

          The Shares are being sold by the Selling Shareholders acting as principals for their own account. The Company will not be entitled to any proceeds from the sale of any Shares sold by the Selling
     Shareholders as part of this offering.

          The Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the NYSE, in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

          The Selling Shareholders and any dealer acting in connection with the offering or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

          Any broker or dealer participating in any distribution of Shares in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Shares from or through such broker or dealer.

          Bear Stearns may act as a broker on behalf of one or more of the Selling Shareholders in connection with the offering of the Shares and may receive fees or commissions in connection therewith (which fees or commissions are not expected to exceed those customary in the types of transactions involved). Bear Stearns is a member firm of the NASD and its activities in connection with the offering will comply with the requirements of Schedule E of the By-laws of the NASD to the extent applicable.

          In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

                                     EXPERTS

          The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's 1994 Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders incorporated by reference therein) for the fiscal year ended June 30, 1994 (the "1994 Form 10-K") and (ii) the Current Report on Form 8-K dated October 18, 1994. The description of the Common Stock, which is registered under Section 12 of the Exchange Act, is set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985, is also hereby incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     ITEM 4. DESCRIPTION OF SECURITIES.

          Not Applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

          Article VIII of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Registrant's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a) to the Registration Statement on Form S-8 (No. 33-49979) filed August 13, 1993.

          The Registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the Registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

          For the undertaking with respect to indemnification, see Item 9 herein.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the Registrant claimed an exemption from registration under the Securities Act of 1933, as amended, pursuant to section 4(2) thereof. Such restricted securities were issued to the Selling Shareholders in connection with their deferral of income under the Registrant's Capital Accumulation Plan for Senior Managing Directors.

     ITEM 8. EXHIBITS.

          4(a)(1)   --  Restated Certificate of Incorporation of the
                        Registrant, filed September 11, 1985.+

          4(a)(2)   --  Certificate of Amendment to the Restated
                        Certificate of Incorporation of the Registrant, filed October 29, 1985.+

          4(a)(3)   --  Certificate of Stock Designation to the Restated
                        Certificate of Incorporation of the Registrant, filed October 29, 1985.+

          4(a)(4)   --  Certificate of Change of Address of Registered
                        Agent to the Restated Certificate of Incorporation of the Registrant, filed February 14, 1986.+

          4(a)(5)   --  Certificate of Amendment to the Restated
                        Certificate of Incorporation of the Registrant, filed September 18, 1986.+

          4(a)(6)   --  Certificate of Stock Designation to the Restated
                        Certificate of Incorporation of the Registrant, filed February 19, 1987.+

          4(a)(7)   --  Certificate of Correction to the Restated
                        Certificate of Incorporation of the Registrant, filed February 25, 1987.+

          4(a)(8)   --  Certificate of Change of Address of Registered
                        Agent to the Restated Certificate of Incorporation of the Registrant, filed October 27, 1988.+

          4(a)(9)   --  Certificate of Amendment to the Restated
                        Certificate of Incorporation of the Registrant, filed November 6, 1989.+

          4(a)(10)  --  Certificate of Amendment to the Restated
                        Certificate of Incorporation of the Registrant, filed November 7, 1990.+

          4(a)(11)  --  Certificate of Amendment to the Restated
                        Certificate of Incorporation of the Registrant, filed November 10, 1992.+

          4(a)(12)  --  Certificate of Stock Designation to the Restated
                        Certificate of Incorporation of the Registrant, filed March 23, 1993.+

          4(a)(13)  --  Certificate of Stock Designation to the Restated
                        Certificate of Incorporation of the Registrant, filed July 22, 1993.+

          4(a)(14)  --  Form of Certificate of Stock Designations to the
                        Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit No. 4.4 to the Registrant's Registration Statement on Form 8-A filed on February 23, 1994).*

          4(b)      --  Amended and Restated By-laws of the Registrant, as
                        amended (filed as Exhibit (3)(b) to the
                        Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 1991 and Exhibit (3)(b) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1992).*

          23(a)     --  Consent of Deloitte & Touche LLP.

          24        --  Power of attorney (included in the signature pages
                        to the Registration Statement).


        -------------
        + Incorporated by reference to similarly numbered exhibits to the Registrant's Registration Statement No. 33-49979 on Form S-8.
        *      Incorporated by Reference.

          An opinion of counsel (Exhibit Number 5) is not being filed since the securities being registered are not original issuance securities.

     ITEM 9. UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                          (i)  to include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                         (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the Securities being registered hereby which remain unsold at the termination of the offering.

               (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of October, 1994.


                                   THE BEAR STEARNS COMPANIES INC.


                                   By: /s/ William J. Montgoris
                                      -------------------------------
                                        William J. Montgoris
                                        Chief Operating Officer


               The undersigned officers and directors of The Bear Stearns Companies Inc., hereby severally constitute Alan C. Greenberg, James
     C. Cayne and William J. Montgoris, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8 filed by The Bear Stearns Companies Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable The Bear Stearns Companies Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                     TITLE                       DATE
     ---------                     -----                       ----

     /s/ Alan C. Greenberg    Chairman of the Board    October 19, 1994
     ---------------------    and Director
     Alan C. Greenberg


     /s/ James E. Cayne       President and Chief      October 19, 1994
     -------------------      Executive Officer
     James E. Cayne           (Principal Executive
                              Officer); Director


     /s/ William J. Montgoris Chief Operating          October 19, 1994
     ------------------------ Officer and Chief
     William J. Montgoris     Financial Officer
                              (Principal Financial
                              Officer); Director


     /s/ Michael L. Tarnopol  Executive Vice           October 19, 1994
     -----------------------  President; Director
     Michael L. Tarnopol


                              Executive Vice
     -------------------      President; Director
     Vincent J. Mattone


     /s/ Alan D. Schwartz     Executive Vice           October 19, 1994
     --------------------     President; Director
     Alan D. Schwart


     /s/ John C. Sites, Jr.   Executive Vice           October 19, 1994
     ----------------------   President; Director
     John C. Sites, Jr.


     /s/ Warren J. Spector    Executive Vice           October 19, 1994
     ---------------------    President; Director
     Warren J. Spector


     /s/ Michael Minikes      Treasurer; Director      October 19, 1994
     -------------------
     Michael Minikes

     SIGNATURE                     TITLE                       DATE
     ---------                     -----                       ----


     /s/ E. Garrett Bewkes,III  Director                 October 19, 1994
     -------------------------
     E. Garrett Bewkes, III


     /s/ Denis A. Bovin         Director                 October 19, 1994
     -------------------
     Denis A. Bovin


     /s/ Peter Cherasia         Director                 October 19, 1994
     -------------------
     Peter Cherasia


     /s/ Michael R. Dabney      Director                 October 19, 1994
     ---------------------
     Michael R. Dabney


     /s/ Kevin Finnerty         Director                 October 19, 1994
     -------------------
     Kevin Finnerty


                                Director
     -------------------
     Grace J. Fippinger


     /s/ Carl D. Glickman       Director                 October 19, 1994
     --------------------
     Carl D. Glickman


     /s/ Thomas R. Green        Director                 October 19, 1994
     -------------------
     Thomas R. Green


                                Director
     -------------------
     Rev. Donald J. Harrington, C.M.



     /s/ Richard Harriton       Director                 October 19, 1994
     --------------------
     Richard Harriton

     SIGNATURE                     TITLE                       DATE
     ---------                     -----                       ----


     /s/ Nancy E. Havens-Hasty  Director                 October 19, 1994
     -------------------------
     Nancy E. Havens-Hasty


     /s/ Jonathan Ilany         Director                 October 19, 1994
     -------------------
     Jonathan Ilany


     /s/ Daniel L. Keating      Director                 October 19, 1994
     ---------------------
     Daniel L. Keating


     /s/ John W. Kluge          Director                 October 19, 1994
     -------------------
     John W. Kluge


     /s/ David A. Liebowitz     Director                 October 19, 1994
     ----------------------
     David A. Liebowitz


     /s/ Bruce M. Lisman        Director                 October 19, 1994
     -------------------
     Bruce M. Lisman


     /s/ Matthew J. Mancuso     Director                 October 19, 1994
     ----------------------
     Matthew J. Mancuso


     /s/ Donald Mullen          Director                 October 19, 1994
     -------------------
     Donald Mullen


     /s/ Frank T. Nickell       Director                 October 19, 1994
     --------------------
     Frank T. Nickell


     /s/ R. Blaine Roberts      Director                 October 19, 1994
     ---------------------
     R. Blaine Roberts

     SIGNATURE                     TITLE                       DATE
     ---------                     -----                       ----


     /s/ E. John Rosenwald, Jr.  Director                 October 19, 1994
     --------------------------
     E. John Rosenwald, Jr.


     /s/ Frederic V. Salerno     Director                 October 19, 1994
     -----------------------
     Frederic V. Salerno



     /s/ Robert M. Steinberg     Director                 October 19, 1994
     -----------------------
     Robert M. Steinberg


     /s/ Fred Wilpon             Director                 October 19, 1994
     -------------------
     Fred Wilpon


     /s/ Uzi Zucker              Director                 October 19, 1994
     -------------------
     Uzi Zucker


     /s/ Michael J. Abatemarco   Controller               October 19, 1994
     -------------------------
     Michael J. Abatemarco


     /s/ Samuel L. Molinaro, Jr. Senior Vice President-   October 19, 1994
     -----------------------     Finance (Principal
     Samuel L. Molinaro, Jr.     Accounting Officer)

                                  Exhibit Index
                                  -------------

      Exhibit Number  Description
      --------------  -----------


      4(a)(1) Restated Certificate of Incorporation of the Registrant, filed September 11, 1985.+

      4(a)(2)         Certificate  of  Amendment  to  the  Restated
                      Certificate  of  Incorporation  of  the
                      Registrant, filed October 29, 1985.+

      4(a)(3) Certificate of Stock Designation to the Restated Certificate of Incorporation of the Registrant, filed October 29, 1985.+

      4(a)(4)         Certificate  of  Change  of  Address  of
                      Registered Agent to the Restated Certificate of Incorporation of the Registrant, filed February 14, 1986.+

      4(a)(5)         Certificate  of  Amendment  to  the  Restated
                      Certificate  of  Incorporation  of  the
                      Registrant, filed September 18, 1986.+

      4(a)(6) Certificate of Stock Designation to the Restated Certificate of Incorporation of the Registrant, filed February 19, 1987.+

      4(a)(7)         Certificate  of Correction  to  the  Restated
                      Certificate  of  Incorporation  of  the
                      Registrant, filed February 25, 1987.+

      4(a)(8)         Certificate  of  Change  of  Address  of
                      Registered Agent to the Restated Certificate of Incorporation of the Registrant, filed October 27, 1988.+

      4(a)(9)         Certificate  of  Amendment  to  the  Restated
                      Certificate  of  Incorporation  of  the
                      Registrant, filed November 6, 1989.+

      4(a)(10)        Certificate  of  Amendment  to  the  Restated
                      Certificate  of  Incorporation  of  the
                      Registrant, filed November 7, 1990.+

      4(a)(11)        Certificate  of  Amendment  to  the  Restated
                      Certificate  of  Incorporation  of  the
                      Registrant, filed November 10, 1992.+

      4(a)(12) Certificate of Stock Designation to the Restated Certificate of Incorporation of the Registrant, filed March 23, 1993.+

      4(a)(13) Certificate of Stock Designation to the Restated Certificate of Incorporation of the Registrant, filed July 22, 1993.+

      4(a)(14) Form of Certificate of Stock Designations to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit No. 4.4 to the Registrant's Registration Statement on Form 8-A filed on February 23, 1994).*

      4(b) Amended and Restated By-laws of the Company, as amended (filed as Exhibit (3)(b) to the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1991 and Exhibit
                      (3)(b) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1992).*

      23(a)           Consent of Deloitte & Touche LLP.

      24 Power of Attorney (included on signature page of this Part II).



     -----------------
     +
       Incorporated by Reference to similarly numbered exhibits to the Registrant's Registration Statement No. 33-49979 on Form S-8.
     *
       Incorporated by Reference.